                                                                   EXHIBIT 10.32
                           UNUMPROVIDENT CORPORATION
                           2000 ANNUAL INCENTIVE PLAN


                                   ARTICLE 1
                             ESTABLISHMENT OF PLAN

     1.1  BACKGROUND OF PLAN.  UnumProvident Corporation hereby establishes an
          ------------------
annual cash incentive plan for selected levels of employees known as the UnumProvident Corporation 2000 Annual Incentive Plan. The Plan was adopted by the Compensation Committee on August 4, 2000 and is to be effective initially for calendar year 2000.

     1.2  PURPOSE.  The purpose of the Plan is to provide for the payment of
          -------
annual monetary awards for the Plan Year to each Participant equal to a percentage of such Participant's base salary based upon (i) the achievement by the Company of certain corporate performance goals and (ii) the performance of the Participant, including achievement of certain individual goals. The Plan is not intended to provide "performance-based compensation" within the meaning of
Section 162(m) of the Code.


                                   ARTICLE 2
                                  DEFINITIONS

     2.1  DEFINITIONS.  Certain terms of the Plan have defined meanings set
          -----------
forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

     Board.  The Board of Directors of the Company.
     -----

     Code.  The Internal Revenue Code of 1986, as amended from time to time.
     ----

     Committee.  The Compensation Committee of the Board.
     ---------

     Company.  UnumProvident Corporation, a Delaware corporation, and its
     -------
     corporate successors. The context may imply that Company means Company and its Subsidiaries when the consolidated operations are intended to be included.

     Disability.  Any illness or other physical or mental condition of a
     ----------
     Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonable be expected to last for at least 180 days in a continuous 365-day period. Management may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. The effective date of a Participant's Disability shall be as determined by management consistent with normal Company policies and communicated to the Participant in writing.

     Incentive Award.  Has the meaning described in Section 5.1.
     ---------------

     Participant.  An employee of the Company or any of its Subsidiaries
     -----------
     selected by the Committee by name or level of position to participate in the Plan for any Plan Year.

     Performance Criteria.  The performance criteria listed in Section 5.2 from
     --------------------
     among which the Committee may set Performance Goals in each Plan Year.

     Performance Goals.  The performance goals established each Plan Year by the
     -----------------
     Committee from among the Performance Criteria listed in Section 5.2. The performance goals may apply to the Company and one or more of its Subsidiaries as determined by the Committee and there may be more than one set of performance goals, e.g. North American operations, worldwide operations, etc.

     Plan.  The UnumProvident Corporation 2000 Annual Incentive Plan as set
     ----
     forth in this document together with any subsequent amendments hereto.

     Plan Year.  The initial Plan Year shall be calendar year 2000; any
     ---------
     subsequent Plan Year in which this Plan is implemented shall be a designated calendar year unless the Committee determines otherwise.

     Retirement.  A Participant's termination of employment with the Company or
     ----------
     a Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its judgment.

     Subsidiary.  Any corporation, limited liability company, partnership or
     ----------
     other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     Target Award.  Has the meaning described in Section 5.3.
     ------------

     Threshold Amounts. Has the meaning described in Section 5.1.
     -----------------

                                   ARTICLE 3
                                 ADMINISTRATION

     3.1  COMMITTEE.  The Plan shall be administered by the Committee.
          ---------

     3.2  AUTHORITY OF COMMITTEE.  The Committee has the exclusive power,
          ----------------------
authority and discretion to:

          (a)  Designate, add or delete Participants;

          (b) Establish Threshold Amounts, Performance Goals, percentage weightings for different Performance Goals and performance ranges above and below 100% of the target set to achieve a Performance Goal;

          (c) Make changes to Threshold Amounts, Performance Goals, percentage weightings and performance ranges as deemed appropriate;

          (d) Establish Target Awards for Participants, either individually or based on level of position;

          (e) Determine whether Threshold Amounts and Performance Goals were achieved in a given Plan Year;

          (f) Approve any Incentive Award, including increasing or reducing any Target Award regardless of the achievement of Performance Goals, after considering the Target Award;

          (g) Establish, adopt or revise any rules and policies as it may deem necessary or advisable to implement or administer the Plan;

          (h) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (i)  Amend the Plan as provided in Article 6 hereof.


     3.3  DECISIONS BINDING.  The Committee's interpretation of the Plan
           -----------------
and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.



                                   ARTICLE 4
                                  ELIGIBILITY

     4.1  GENERAL.  Those employees of the Company or a Subsidiary selected to
           -------
participate in the Plan by the Committee. Participation in one Plan Year does not guarantee participation in a following Plan Year. The Committee will notify Participants of their eligibility to participate, and the terms thereof.

     4.2  PARTIAL YEAR PARTICIPATION.  When employees are chosen for
           --------------------------
participation during the middle of a Plan Year, the Committee may prorate their Incentive Bonus amounts based on the number of days they participated in the Plan during the Plan Year. Since the Plan was adopted after the beginning of 2000, this provision regarding proration does not apply to the initial designation by the Committee of those employees who have been employed by the Company since January 1, 2000 and are to be Participants in the Plan for 2000.

     4.3  DEMOTIONS.  If a Participant is demoted during the Plan Year, the
           ---------
Committee will determine whether Plan participation ends at that time, or is continued, perhaps at a reduced level. If participation ends, incentives earned during the time of participation will be prorated for the Plan Year, provided the Participant is still an employee at the time Incentive Awards are made.

                                   ARTICLE 5
                             OPERATION OF THE PLAN

     5.1  PLAN STRUCTURE.  Each Participant shall be eligible to receive an
          --------------
Incentive Award in connection with a particular Plan Year if (i) the Company and its Subsidiaries meet or exceed certain Threshold Amounts set for that Plan Year by the Committee, (ii) the Company and its Subsidiaries (or, for certain Participants, the Company and certain designated Subsidiaries, or only one or more Subsidiaries or divisions of the Company) meet the Performance Goals (at least the low end of the range set for target performance for each Performance Goal included in the Plan for the Plan Year), and (iii) the Participant is approved for an Incentive Award by the Committee following a recommendation by management and is employed by the Company or a Subsidiary on the date the Committee approves the Incentive Award (unless otherwise provided in Sections
5.6 or 5.7 hereof).

     5.2  ESTABLISHMENT OF CORPORATE PERFORMANCE GOALS.  Not later than ninety
          --------------------------------------------
(90) days after the commencement of any Plan Year (or by September 30, 2000 in the case of the initial Plan Year), the Committee will establish in writing Performance Goals for such Plan Year based upon one or more of the following performance criteria:

          (a) the achievement by the Company (or one or more Subsidiaries or divisions of the Company) of a specified target return, or target growth in return, on equity or assets,

          (b) the achievement by the Company (or one or more Subsidiaries or divisions of the Company) of a specified target, or target growth in, premium revenues, sales or market share,

          (c) the achievement by the Company (or one or more Subsidiaries or divisions of the Company) of a specified target, or target growth in, revenues, net income (which may be on a pre-tax or after-tax basis) or earnings per share,

          (d) the Company's stock price,

          (e) expense efficiency ratios (ratio of expenses to premium income),

          (f) customer service measures or indices,

          (g) underwriting efficiency and/or quality,

          (h) persistency factors,

          (i) any other operating or performance factor selected by the Committee, or

          (j) any combination of the criteria set forth in (a) through (i) above.

As to any Performance Goal the Committee may set a range of performance measurements that are above or below 100% of the target performance goal. The Performance Goals for 2000 were adopted by the Committee on August 4, 2000.

     5.3  ESTABLISHMENT OF INDIVIDUAL INCENTIVE TARGETS.  At the time the
           ---------------------------------------------
Committee sets the Performance Goals for a particular Plan Year, it shall also set in writing the percentages of each Participant's base salary (either individually or by level of position) that will be awarded to the Participant if the Threshold Amounts are met or exceeded, the established Performance Goals are achieved at 100% of target and the Participant is evaluated to be at 100% of his or her individual performance (the "Target Award"). The Target Award percent will be communicated in writing to each Participant generally at the beginning of the performance period.

     The Committee may, but is not required to, establish the percents of Target Awards for each Participant for his or her overall performance. If established, the range would be expressed as a percent of the Target Award that can be earned by the Participant, e.g. 70% to 125%. These percentage ranges will be used by management in evaluating individual performance and making a recommended Incentive Award to the Committee.

     5.4  PAYOUT FORM AND TIMING.  Incentive Awards will be determined as
          ----------------------
soon as possible by the Committee following management's recommendation and after the audited results for the Company and its Subsidiaries are available for the Plan Year. Notwithstanding the above, the Committee may, in its discretion, increase or reduce the amount of an Incentive Award otherwise payable to one or more Participants under the Plan. Since the Plan is a cash plan, Incentive Awards will be made by check in accordance with the Company's payroll systems as soon as practicable following approval by the Committee.

     5.6  DEATH, DISABILITY AND RETIREMENT.  In the event of a Participant's
          --------------------------------
termination of employment by reason of death, Disability or Retirement, during a Plan Year, no Incentive Award will be made unless specifically approved by the Compensation Committee.

     5.7  OTHER TERMINATIONS OF EMPLOYMENT.  In the event of a termination
          --------------------------------
of employment other than by reason of death, Disability or Retirement prior to the date the Committee approves the Incentive Award for a terminated Participant, the Participant will forfeit any right to an Incentive Award for the Plan Year under consideration. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Subsidiaries, transfers from a Subsidiary to the Company, or transfers from one Subsidiary to another Subsidiary.


                                   ARTICLE 6
                    AMENDMENT, MODIFICATION AND TERMINATION

     6.1.  AMENDMENT, MODIFICATION AND TERMINATION.  The Committee may, at
           ---------------------------------------
any time and from time to time, amend, modify or terminate the Plan without seeking approval of the stockholders of the Company.

     6.2  TERMINATION AFTER OR DURING A PLAN YEAR.  Termination of the Plan
          ---------------------------------------
after a Plan Year and after the Incentive Awards have been approved by the Committee will not reduce Participants' rights to receive such Incentive Awards as have been approved at the time of termination of the Plan by the Committee. Termination or amendment of the Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee. If any amendment or termination occurs during the Plan Year, the Committee shall determine when and to what extent awards, if any, shall be paid for the portion of the Plan Year preceding the amendment or termination.

                                   ARTICLE 7
                               GENERAL PROVISIONS

     7.1  NO RIGHT TO PARTICIPATE.  No officer or employee shall have any
           -----------------------
right to be selected to participate in the Plan in any Plan Year.

     7.2  NO RIGHT TO EMPLOYMENT.  The selection of an individual for
           ----------------------
participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Subsidiaries, nor does it affect the right of the Company or any such Subsidiary to dismiss or discharge any such Participant. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

     7.3  WITHHOLDING.  The Company or any Subsidiary shall have the authority
           -----------
and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

     7.4  UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded"
           -------------------------
plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to the Plan, nothing contained in the Plan shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     7.5  LIABILITY AND INDEMNIFICATION.  The Committee shall be entitled
           -----------------------------
to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Committee or any officers of the Company or its Subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which he may be involved by reason of any action or failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

     7.6  EXPENSES.  The expenses of administering the Plan shall be borne by
           --------
the Company and its Subsidiaries.

     7.7  TITLES AND HEADINGS.  The titles and headings of the Sections in
           -------------------
the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     7.8  GENDER AND NUMBER.  Except where otherwise indicated by the
           -----------------
context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     7.9  GOVERNING LAW.  To the extent not governed by federal law, the
           --------------
Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

     The foregoing is hereby acknowledged as being the UnumProvident Corporation 2000 Annual Incentive Plan as authorized and approved by the Compensation Committee on August 4, 2000.

                                        UNUMPROVIDENT CORPORATION


                                        By:
                                           -------------------------------